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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 1, 1997, with respect to the financial statements of Martha Stewart Living (a wholly owned operation of Time Inc.) as of December 31, 1996 and for the year then ended included in the Amendment No. 1 to the Registration Statement (Form S-1 No. 333-84001) and related Prospectus of Martha Stewart Living Omnimedia, Inc. for the registration of Class A common stock.


                                                     ERNST & YOUNG LLP


New York, New York
September 2, 1999